UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2006

APEX SILVER MINES LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House
Mary Street
George Town, Grand Cayman
Cayman Islands, British West Indies	Not Applicable
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

		Page

Item 1.01.	Entry into a Material Definitive Agreement	1

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	1

Signature

i

Item 1.01.              Entry into a Material Definitive Agreement.

Please see Item 5.02(c) below for a descriptions of the agreements between Apex Silver Mines Limited and Gerald J. Malys.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Mark A. Lettes ceased to serve as Senior Vice President and Chief Financial Officer of Apex Silver Mines Limited (the “Company”) effective June 10, 2006.

(c)           Gerald J. Malys, age 61, has been appointed Senior Vice President, Finance and Chief Financial Officer of the Company, effective June 12, 2006.  Mr. Malys was employed by Cyprus Amax Minerals Company from 1985 to 1999, first as Vice President, Tax and Information Services, and Corporate Controller from 1985 to 1989 and then as Senior Vice President and Chief Financial Officer from 1989 to 1999.  He served as a director of Amax Gold Inc. from 1993 to 1998 and of Kinross Gold Corporation from 1998 to 1999.  Mr. Malys retired from Cyprus Amax Minerals Company in 1999 and has been a private investor since that time.  Mr. Malys has a bachelor of science in accounting from Gammon University and is a member of the American Institute of Certified Public Accountants.

Mr. Malys will be paid a base annual salary of $300,000 and, effective June 12, 2006, has been granted 25,000 shares of restricted stock pursuant to the Company’s 2004 Equity Incentive Plan (the “Plan”), vesting 30% on June 12, 2007 and 70% on June 12, 2008.  Also effective June 12, 2006, Mr. Malys has received an initial grant of options to acquire 30,000 ordinary shares under the Plan, vesting 50% on June 12, 2007 and 50% on June 12, 2008.  Mr. Malys participates in the Company’s benefit plans, including its bonus and incentive plans, and is entitled to a severance payment equal to two times the sum of his base salary and target bonus in the event of a change of control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 12, 2006

Apex Silver Mines Limited

By:	/s/ Jeffrey G. Clevenger
Jeffrey G. Clevenger
President and Chief Executive Officer